SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 4, 2003


                            Daleen Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                     0-27491                     65-0944514
----------------------------       --------------            -------------------
 (State or other jurisdiction       (Commission                 (IRS Employer
    of incorporation)               File Number)            Identification No.)


      902 Clint Moore Road, Suite 230, Boca Raton, Florida            33487
---------------------------------------------------------          -------------
          (Address of principal executive offices)                  (Zip code)


       Registrant's telephone number, including area code: (561) 999-8000

Item 5.   Other Events.

          Daleen Technologies, Inc. (the "Company") previously reported that on May 14, 2003, the Company's largest outsourcing service customer, Allegiance Telecom, Inc. and its affiliates ("Allegiance"), announced that it had filed for relief under Chapter 11 of the U.S. Bankruptcy Code. The Company previously reported that the last due invoice was paid by Allegiance on schedule. Since that time, the check representing such payment was not honored upon attempts by the Company to deposit such funds. The Company is actively continuing to discuss with Allegiance this payment and other payments that are due and that will be coming due. While the Company anticipates that it will continue to do business with Allegiance while it restructures its operations, there can be no assurance that this business relationship will continue during the course of the Chapter 11 proceedings. If Allegiance ceases to do business with the Company and the Company fails to obtain additional financing or fails to engage in one or more strategic alternatives, it may have a material adverse effect on the Company's ability to continue to operate as a going concern.


Item 7.   Financial Statements and Exhibits.

          (a) Not applicable

          (b) Not applicable

          (c) Exhibits

              None

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DALEEN TECHNOLOGIES, INC.


                                      By:    /s/ Jeanne T. Prayther
                                            ------------------------------------
                                            Jeanne T. Prayther
                                            Chief Financial Officer

Dated:  June 4, 2003